UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2014 (November 20, 2014)
SOLERA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100
Westlake, TX 76262
(Address of principal executive offices, including Zip Code)
(817) 961-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On November 20, 2014, Solera Holdings, Inc. (“Solera”), through its indirect, wholly-owned subsidiary, HPI Holding, Limited (“HPI Holding”), entered into a Sale and Purchase Agreement (the “SPA”) with CAP Group S.a r.l., certain individuals (the “Individual Sellers”), and certain investment funds affiliated with Montagu Private Equity LLP (collectively, “Montagu”), pursuant to which HPI Holding acquired 100% equity ownership in PM Guernsey Limited (“PMGL”), for approximately $464 million in cash (the “Acquisition”). As part of the Acquisition, HPI Holding further entered into a Warranty Deed (the “MWD”) with certain of the Individual Sellers (the “Warrantors”) providing for customary representations and warranties as to the status, operations and business of PMGL and CAP Automotive, a subsidiary of PMGL.

SPA

The SPA provides for the sale of 100% of the equity securities of PMGL to HPI Holding. Montagu and the Individual Sellers make certain fundamental representations and warranties regarding the Acquisition and the equity securities purchased by HPI Holding pursuant to the Acquisition. Montagu and one of the Individual Sellers received 100% of their Acquisition purchase price at completion. The remaining Individual Sellers received fifty percent of their Acquisition purchase price at completion, and their remaining Acquisition purchase price will be paid in accordance with a time-based schedule during the three years following completion, subject to the satisfaction of certain continuing employment conditions. Montagu covenants in the SPA to certain restrictive covenants regarding non-solicitation and certain of the Individual Sellers covenant in the SPA to certain restrictive covenants regarding non-competition and non-solicitation, all for a defined period of time following completion.

MWD

The MWD provides for customary representations and warranties by the Warrantors as to the status, operations and business of PMGL and CAP Automotive.

Item 8.01    Other Events

Acquisition of CAP Automotive

On November 20, 2014, Solera issued a press release announcing the completion of the Acquisition. A copy of the press release announcing the Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Stock Repurchase Program

On November 20, 2014, Solera issued a press release announcing that its Board of Directors approved a new and expanded stock repurchase program. A copy of the press release announcing the stock repurchase program is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release issued November 20, 2014 by Solera Holdings, Inc. announcing the Acquisition.

99.2	Press release issued November 20, 2014 by Solera Holdings, Inc. announcing the stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON M. BRADY
Date: November 20, 2014	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary